EXHIBIT 10.36

20 April 2016

Kenneth L. Waggoner

Chief Executive Officer and Director

Pharmacyte Biotech Australia Pty Ltd

Level 15

300 Queen Street

Brisbane, QLD 4001

Australia

By email: kwaggoner@PharmaCyte.com

RE: VARIATION TO LICENCE AGREEMENT DATED 10 OCTOBER 2014

Dear Ken,

We refer to recent discussions regarding the need to clarify several terms and correct the named Licensee in the License Agreement between University of Technology, Sydney and Pharmacyte Biotech Australia Pyt Ltd, formerly Nuvilex Australia Pty Ltd, made on 10 October 2014 ("License Agreement").

We confirm our agreement to vary the License Agreement as follows:

1.	At Item 2 of the Reference Schedule to replace the former name of the Licensee "Nuvilex Australia Pty Ltd" with its new name "Pharmacyte Biotech Australia Pty Ltd" and including the Australian Buisness Number after the name of the Licensee and to include the Australian Business Number (ABN 89 600 316 621) after the name of the Licensee.

2.	At Item 8 of the Reference Schedule in the column next to the words "Patent Administration Fee", the new wording to replace the current wording to be, "15% on all Patent Costs paid by University to prosecute and maintain patents related to Licensed Intellectual Property".

3.	The "Licensee" (page 4) replace the former name "Nuvilex Australia Pty Ltd" with the new name "Pharmacyte Biotech Australia Pty Ltd" and replace Australian Company Number (ACN 600 316 621) with the Australian Business Number (ABN 89 600 316 621).

4.	Insert a new definition "Patent Costs means any and all official fees from any patent administering office or bureau, any and all attorney fees charged in relation to the prosecution of any Patent in any jurisdiction, and any taxes or charges incurred or included in any invoice received by the Universtiy in relation to the Licensed Intellectual Property".

5.	The following wording will replace the current wording of Clause 6.4. "Subject to Clause 6.5, the Licensee will decide which patents shall be maintained and will pay the University a Patent Administration Fee (Item 8) and all Patent Costs to administer the Intellectual Property on behalf of the Licensee."

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In all other respects we confirm the terms and conditions of the Licnese Agreement.

In accordance with clause 18.8 of the Licence Agreement, your signature below will constitute written confirmation of this variation to the Licence Agreement dated 13 October 2014.

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